UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
Current Report
Pursuant To Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2009 (March 11, 2009)
TENNECO INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or other jurisdiction of incorporation or organization)	1-12387 (Commission File Number)	76-0515284 (I.R.S. Employer Identification No.)

500 NORTH FIELD DRIVE, LAKE FOREST, ILLINOIS	60045
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (847) 482-5000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
     On March 13, 2009, Tenneco Inc. announced that Hari N. Nair was elected to Tenneco’s board of directors on March 11, 2009, effective immediately. Mr. Nair is currently Tenneco’s executive vice president and president of Tenneco’s International Group. Previously, Mr. Nair served as executive vice president and managing director for Tenneco’s businesses in Europe, South America and India. Before that, Mr. Nair was senior vice president and managing director, International for Tenneco, managing director and general manager for Tenneco South America and managing director for Tenneco Asia. Mr. Nair joined Tenneco Automotive in 1987 as manager of business planning, focusing on Tenneco’s early international expansion projects. Before joining Tenneco, Mr. Nair was a senior financial analyst at General Motors Corporation. With the addition of Mr. Nair, the Tenneco board of directors now has ten directors, including two inside members.
     A copy of the press release announcing Mr. Nair’s election is attached hereto as Exhibit 99.1 and is incorporated herein.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
(d) Exhibits

Exhibit No.	Description

99.1	Press Release issued on March 13, 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TENNECO INC.
Date: March 13, 2009	By:	/s/ David A. Wardell
David A. Wardell
Senior Vice President, General Counsel and Secretary